STV GROUP, INCORPORATED

                      NON-QUALIFIED MANAGEMENT SAVINGS PLAN

                            (Effective June 1, 2000)

                             STV GROUP, INCORPORATED
                      NON-QUALIFIED MANAGEMENT SAVINGS PLAN


                  STV GROUP, INCORPORATED desires to provide certain of its employees with an opportunity to accumulate retirement savings through voluntary salary deferral contributions and employer contributions to a plan intended to constitute a non-qualified deferred compensation plan which, in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, is "unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees."

NOW, THEREFORE, to effectuate its intentions, the STV GROUP, INCORPORATED hereby adopts such a plan effective June 1, 2000, which plan shall be known as the "STV GROUP, INCORPORATED NON-QUALIFIED MANAGEMENT SAVINGS PLAN."

                                Table of Contents

Section                              Contents                           Page No.

1        DEFINITIONS...........................................................1

2        MEMBERSHIP IN THE PLAN................................................5
         2.1      Determination of Eligibility.................................5
         2.2      Commencement of Participation................................5
         2.3      Procedure For and Effect of Admission........................5
         2.4      Cessation of Participation...................................5

3        PLAN CONTRIBUTIONS....................................................6
         3.1      Deferral Contributions.......................................6
         3.2      Rules Governing Deferral Contributions.......................6
         3.3      Rules Governing Matching Contributions.......................7
         3.4      Vesting......................................................7

4        PARTICIPANT ACCOUNTS..................................................9
         4.1      Establishment of Accounts....................................9
         4.2      Benefit Allocation...........................................9
         4.3      Irrevocable Allocation.......................................9
         4.4      Directed Adjustment of Certain Accounts......................9
         4.5      Election Limitation.........................................10
         4.6      Investment Obligation of the Employer.......................10

5        BENEFITS.............................................................11
         5.1      Retirement Account..........................................11
         5.2      Fixed Period Account........................................11
         5.3      Distribution on Account of Unforeseeable Emergency..........12
         5.4      Immediate Distribution......................................12
         5.5      Distribution of Accounts....................................12
         5.6      Tax Withholding.............................................12

6        ADMINISTRATION.......................................................13
         6.1      Appointment of Administrator................................13
         6.2      Administrator's Responsibilities............................13
         6.3      Records and Accounts........................................13
         6.4      Administrator's Specific Powers and Duties..................13
         6.5      Delegation..................................................14
         6.6      Construction of the Plan....................................14
         6.7      Employer's Responsibility to Administrator..................14
         6.8      Engagement of Assistants and Advisers; Plan Expenses........14
         6.9      Liability...................................................15
         6.10     Payment of Expenses.........................................15
         6.11     Indemnity of Administrator..................................15

7        CLAIMS PROCEDURE.....................................................16
         7.1      Claim.......................................................16
         7.2      Review Procedure............................................16
         7.3      Final Decision..............................................16
         7.4      Appointment of the Named Appeals Fiduciary .................17

8        AMENDMENT AND TERMINATION............................................18
         8.1      Plan Amendment..............................................18
         8.2      No Premature Distribution...................................18
         8.3      Termination of the Plan.....................................18


9        ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATION........................19
         9.1      Affiliates..................................................19
         9.2      Withdrawal..................................................19

10       MISCELLANEOUS........................................................20
         10.1     Supplemental Benefits.......................................20
         10.2     Designation of Beneficiary..................................20
         10.3     Limitation of Participant's Rights..........................20
         10.4     Obligations to Employer.....................................20
         10.5     Nonalienation of Benefits...................................20
         10.6     Unfunded Status of Plan.....................................21
         10.7     Severability................................................21
         10.8     Gender, Singular & Plural...................................21
         10.9     Notice......................................................21
         10.10    Governing Law...............................................21
         10.11    Binding Terms...............................................21
         10.12    Headings....................................................22

                                    Article 1

                                   DEFINITIONS

For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context.

1.1 "Account" means each account established on the books of account of the Employer to reflect the balance of Plan benefits attributable to a Participant. An Account shall be credited or debited, as applicable, with Deferral Contributions, Matching Contributions, investment earnings or losses thereon, and any payments made by the Employer to the Participant or the Participant's Beneficiary pursuant to this Plan. The specific types of Accounts under this Plan are listed in Section 4.1.

1.2 "Active Participant" means a Participant who has an election to defer in effect.

1.3 "Administrator" means the individual or committee appointed to administer this Plan pursuant to Article 6. In the absence of such an appointment, STV GROUP, INCORPORATED shall be the Administrator.

1.4 "Affiliate" means any business entity that adopts this Plan in accordance with Article 9 and (a) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with STV GROUP, INCORPORATED or (b) is otherwise authorized by the Board to be considered an Employer for purposes of this Plan.

1.5 "Authorized Leave of Absence" means an absence from employment by an Active Participant authorized by the Employer under the Employer's standard personnel practices. An absence due to service in the armed forces of the United States during a period of declared war or national emergency or through the operation of a compulsory military service law and/or during the period thereafter in which an Active Participant's reemployment rights are guaranteed by Federal law shall be considered an Authorized Leave of Absence.

1.6 "Beneficiary" means the person, persons, trust or other entity that a Participant designates to receive payments in the event of his/her death, who is designated as such in accordance with Section 10.2. A Participant may designate a different Beneficiary with respect to each Account established for his/her benefit.

1.7   "Board" means the Board of Directors of STV GROUP, INCORPORATED.

1.8 "Bonus" means any cash remuneration paid to an Eligible Employee as a specific incentive award pursuant to any incentive plan or arrangement adopted by the board of directors of an Employer, including any amount which would have been paid but for the Participant's election to make a contribution therefrom to this Plan or any Employer's plan which includes a qualified cash or deferred arrangement under Section 401(k) of the Code.

1.9 "Code" means the Internal Revenue Code of 1986, and the same as may be further amended from time to time.

1.10 "Compensation" means the basic cash compensation before any payroll deductions for taxes or any other purposes, including regular commissions paid by an Employer to an Employee in respect of such Employee's Service to an Employer during the Plan Year, increased by any amounts with respect to which the Employee has elected to defer or reduce remuneration for federal income tax purposes (a) under this Plan, (b) under any Code
      Section 401(k) plan sponsored by the Employer or (c) under any "cafeteria plan" (as described in Section 125 of the Code) maintained by an Employer. Compensation shall not include any amounts paid to the Employee as (a) Bonuses, (b) overtime pay, (c) except as otherwise provided in the preceding sentence, any amounts paid during that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), and (d) except as otherwise provided in the preceding sentence, any amounts which are not includable in the Employee's income for Federal income tax purposes.

1.11 "Deferral Agreement" means a written agreement between a Participant and the Employer whereby a Participant agrees to defer a portion of his/her Compensation and/or Bonus and the Employer agrees to provide Plan benefits.

1.12  "Deferral   Contribution"  means  a  Participant's  elective  contribution described in Section 3.1.

1.13 "Determination Date" means June 30th and December 31st of each calendar year and, for each Participant, his/her date of death, Retirement, Disability or other Termination of Employment.

1.14 "Disability" means a physical or mental condition which permanently prevents a Participant from satisfactorily performing his usual duties for an Employer or the duties of such other position or job which an Employer makes available to him and for which such Participant is qualified by reason of his training, education or experience. The determination whether a Participant satisfies this definition of Disability shall be made by the Administrator in accordance with nondiscriminatory rules and procedures established by the Administrator (which may include a physical examination, medical reports and other evidence).

1.15  "Effective Date" means June 1, 2000.

1.16 "Eligible Employee" means the President of STV GROUP, INCORPORATED and each Employee of the Employer who is determined by the President to be in a "select group of management or highly compensated employees" of the Employer as defined in ERISA and applicable law and designated as an Eligible Employee by the President.

1.17 "Employee" means any person who is receiving remuneration for personal Services rendered to an Employer (or would be receiving such remuneration except for an Authorized Leave of Absence) in the capacity of an "employee" as defined in Section 3121(d)(1) or (2) of the Code (as opposed to that of an independent contractor), but excluding nonresident aliens who receive no U.S. earned income from an Employer.

1.18 "Employer" means STV GROUP, INCORPORATED. The term "Employer" also includes any Affiliate which, with the consent of the Board, adopts this Plan.

1.19 "Enrollment Period" means the period from November 15th through December 31st occurring prior to the first day of a Plan Year. An "Initial Enrollment Period" shall be established for each Eligible Employee upon his/her designation as an Eligible Employee, which shall be the thirty
      (30) day period after the date of such designation.

1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, and the same as may be further amended from time to time.

1.21 "Investment Fund(s)" means the investment option(s) available to a Participant as set forth on Schedule "B", attached hereto and incorporated by reference herein, which serve as a means to measure value increases or decreases with respect to a Participant's Accounts. STV GROUP, INCORPORATED reserves the right, on a prospective basis, to add or delete Investment Funds. STV GROUP, INCORPORATED shall not be required to make available the same Investment Fund(s) to each Participant or to make any Investment Fund available.

1.22  "Matching  Contributions"  means the Employer  contributions  described in
      Section 3.3.

1.23 "Participant" means any Eligible Employee who has elected to participate in the Plan by entering into a Deferral Agreement.

1.24 "Plan" means the STV Group, Incorporated Non-Qualified Management Savings Plan as described in this instrument, and as may be amended from time to time.

1.25 "Plan Year" means the twelve (12) consecutive month period beginning on each January 1st and ending on the following December 31st, except that a short Plan Year shall begin on the Effective Date and end on December 31, 2000.

1.26 "Retirement" means any severance from service by a Participant for any reason other than death or Disability after attaining age 65 or after attaining age 55 and completing five (5) Years of Service.

1.27 "Service" means the period of time during which a full-time employment relationship exists between an Employee and an Employer, including any period during which the Employee is on an Authorized Leave of Absence, whether paid or unpaid.

1.28 "Termination of Employment" means separation from active employment with an Employer resulting from Retirement, death, Disability, voluntary or involuntary severance of employment, or failure to return to active employment with an Employer by the date on which an Authorized Leave of Absence expires.

1.29 "Year of Service" means each period of twelve (12) consecutive months beginning on the Employee's first day of being designated an Eligible Employee and each anniversary thereof.

                                    Article 2

                            PARTICIPATION IN THE PLAN

2.1 Determination of Eligibility. An Employee shall become an Eligible Employee upon being so designated by the President of STV GROUP, INCORPORATED.

2.2 Commencement of Participation. Each Employee who is designated as an Eligible Employee on or after the Effective Date may elect to become a Participant at any time during his/her Initial Enrollment Period by satisfying the requirements of Section 2.3. Any Eligible Employee who has elected not to become a Participant during his/her Initial Enrollment Period may elect to become a Participant during any Enrollment Period. Any Eligible Employee who has voluntarily ceased to be an Active Participant may elect to become a Participant during any Enrollment Period.

2.3 Procedure For and Effect of Admission. Each Eligible Employee who desires to participate in this Plan shall complete such forms and provide such data as is reasonably required by the Administrator during the appropriate Enrollment Period. By becoming a Participant, an Eligible Employee shall be deemed to have consented to the provisions of this Plan and all amendments hereto.

2.4 Cessation of Participation. A Participant shall cease to be an Active Participant on the earlier of:

      A.    the date on which the Plan terminates;

      B.    the date on which he/she ceases to be an Eligible Employee; or

      C. the date on which he/she is permitted by the Administrator to terminate Deferral Contributions to the Plan.

      A former Active Participant will be considered a Participant for all purposes, except with respect to the right to make contributions, as long as he/she retains an Account.

                                    Article 3

                               PLAN CONTRIBUTIONS

3.1 Deferral Contributions. Each Participant may authorize the Employer through a Deferral Agreement to reduce his/her (a) Compensation with respect to a Plan Year by any amount not in excess of fifty percent (50%) and/or (b) Bonus with respect to a Plan Year by any amount, and to have such amounts credited to his/her Accounts in accordance with Section 4.2. The Participant must complete and file a Deferral Agreement with the Administrator during the Enrollment Period which precedes the Plan Year in which the Compensation or Bonus would have been earned. A Participant may complete and file a Deferral Agreement with the Administrator during his/her Initial Enrollment Period, provided that such agreement applies only to Compensation and/or Bonus which would have been earned in that portion of the Plan Year following the Initial Enrollment Period. A deferral shall be made from Compensation and/or Bonus as the Participant shall specify; however, to the extent the deferral is to be made from Bonus and no Bonus, or an insufficient Bonus, is payable, the deferral shall be reduced. The Deferral Agreement shall state the amount to be deferred as a whole percentage of the Participant's Compensation and/or Bonus. In addition, a Participant who files a Deferral Agreement during any Enrollment Period must elect to defer at least one percent (1%) of either Base Pay or Bonus.

      Notwithstanding the foregoing, a Participant may not make contributions to this Plan during any period for which contributions must be suspended in accordance with Treas. Regulation Section 1.401(k)-l(d)(2)(iii)(B)(4) promulgated by the Internal Revenue Service as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Employer which includes a qualified cash or deferred arrangement under
      Section 401(k) of the Code.

3.2   Rules Governing Deferral Contributions.

      A. Each election to defer is irrevocable during the Plan Year or partial Plan Year to which it applies. Such election shall remain in effect for subsequent Plan Years unless modified or terminated by the Participant during an Enrollment Period or as otherwise provided in the Plan.

      B. The amount that a Participant elects to defer shall be credited to the Participant's Accounts as soon as practicable following the date on which the Participant is paid the non-deferred portion of the Compensation which is the source of the deferral. (In the case of a Participant electing to defer one hundred percent (100%) of his/her Bonus, the amount shall be credited to the Participant's Account as soon as practicable following the date on which the Bonus would have been paid had the Participant not elected to defer such Bonus.)


      C. A Participant's Deferral Contributions shall be suspended automatically for any payroll period in which such Participant does not receive any Compensation, including periods of an Authorized Leave of Absence.

      D. A Participant's Deferral Contributions shall terminate upon the Participant's Termination of Employment.

3.3   Rules Governing Matching Contributions.

      A. The board of any Employer, in its absolute discretion, may determine to credit to a Participant's Account, established on behalf of its Eligible Employee, a Matching Contribution. Each Matching Contribution shall be expressed as a dollar amount or percentage of the Deferral Contributions made on behalf of the Participant in the Plan Year to which such Matching Contribution relates. If so determined, the credit shall be entered as of the last day of such Plan Year. The board of the Employer electing to credit Matching Contributions may require employment on the last day of the Plan Year in order to be eligible to receive such Matching Contributions. This provision shall not be construed as requiring any Employer to credit Employer Matching Contributions in (or with respect to) any Plan Year.

      B. The Matching Contribution, if any, shall be credited to the Participant's Accounts as soon as practicable following the end of the Plan Year with respect to which the Deferred Contributions are made by the Participant.

3.4   Vesting.

      A. Benefits derived from Deferral Contributions are not subject to forfeiture for any reason.

      B. Benefits derived from Matching Contributions are not subject to forfeiture, except that all unpaid Matching Contributions shall not be payable and all rights thereto of the Participant, his Beneficiary, executors or administrators or any other person to receive payments of such unpaid Matching Contributions shall be forfeited upon the occurrence of any of the following in the opinion of the Administrator:


            (1) the Participant's employment with the Employer is terminated for cause. For purposes of the Plan, "cause" includes, but is not limited to: (a) the Participant's failure to perform or to comply with any term or provision of employment; (b)the Participant's failure to comply fully with any lawful directive of his/her supervisor; (c) the Participant's dishonesty or disloyalty; (d) the Participant's being charged with or accused or convicted of any crime of moral turpitude;
                  (e) the Participant's substance abuse; (f) the Participant's breach of any agreement with or policy of his/her Employer regarding the use and/or disclosure of the Employer's proprietary information; and (g) the Participant's violation of the Employer's EEO policy, or any other misconduct by the Participant which, in the judgment of his/her supervisor, based on the information then in its possession, has injured the Employer's business, assets, reputation or goodwill or would result in such an injury were the Participant to remain in its employ.

            (2) the Participant's failure to perform or to comply with any term or provision of employment in effect subsequent to his termination of employment.

            (3) the Participant's employment could have been terminated for "cause" had the Participant not resigned.

            (4) the Participant has committed post-employment acts which, in the judgment of the Administrator, based on the information then in its possession, has injured the Employer's business, assets, reputation or goodwill.

                                    Article 4

                              PARTICIPANT ACCOUNTS

4.1 Establishment of Accounts. The following Accounts shall be established with respect to each Participant:

      A.    Retirement Account, and

      B.    Fixed Period Account

      As of the Effective Date, each Participant listed on Schedule "A" shall be credited with an opening balance in his/her Retirement Account as provided on Schedule "A".

4.2 Benefit Allocation. Each Participant shall submit to the Administrator, before the close of an Enrollment Period, a written statement specifying the Participant's allocation of anticipated contributions between his/her Retirement Account and Fixed Period Account.

4.3 Irrevocable Allocation. A Participant may not modify, alter, amend or revoke his/her allocation between his/her Retirement Account and Fixed Period Account for a Plan Year after such Plan Year begins.

4.4 Directed Adjustment of Certain Accounts. If authorized by STV GROUP, INCORPORATED, a Participant may suggest by written instruction delivered to the Administrator that his/her Account(s) be valued as if it were invested in one or more of the Investment Fund(s). The Administrator may disregard the suggestion of the Participant if it is determined that such direction will jeopardize the tax status of the Plan. A Participant may select one or more Investment Fund(s) and may make separate selections with respect to each Account. A Participant may change his or her selection of Investment Fund(s) once each calendar quarter. Any such change, which must be submitted to the Administrator in writing (or such other form permitted by the Administrator) will become effective as of the first day of the calendar quarter next following the date of the selection change. The right to suggest investment direction options shall in no way be interpreted to give the Participant any greater claim to those Accounts so directed than that which has been granted to the Participant by the terms of the Plan.


      Each Participant's Account(s) established under Section 4.1 shall be valued quarterly (or at such other more frequent intervals as elected by the Administrator). If a Participant is authorized to suggest Investment Fund(s), his/her Account(s) shall be valued based upon the performance of the Investment Fund(s) selected by the Participant. Such valuation shall reflect the fair market value of the designated Investment Fund(s). If a Participant is not authorized to suggest Investment Fund(s), his/ her Account(s) shall be valued as indicated on Schedule "B." A valuation summary shall be prepared as of each Determination Date and reflect the value of the Account(s) as of the most recent valuation.

      If a Participant who is authorized to suggest Investment Fund(s) fails to file an Investment Fund selection instruction, If a Participant who is authorized to suggest Investment Fund(s) fails to file an Investment Fund selection instruction, he/she shall be deemed to have selected the default Investment Fund set forth on Schedule "B."

4.5   Election  Limitation.   The  Administrator  may  establish  uniform  rules
      limiting a Participant's eligibility to allocate contributions to an Account based on health, income or such other factors that the Administrator deems appropriate.

4.6 Investment Obligation of the Employer. Benefits are payable as they become due regardless of any actual investments the Employer may make to meet its obligations under this Plan. Neither the Employer nor any trustee (in the event the Employer elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investments or Investment Funds is solely for the purpose of computing the value of Accounts. To the extent a Participant or any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured creditor of the Employer. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Employer and the Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Employer.

                                    Article 5

                                    BENEFITS

5.1   Retirement Account.

      A. If a Participant terminates employment for any reason, the Employer shall pay him/her a "Retirement Benefit", in the form determined under Paragraph B, equal to the value of the vested portion of the balance credited to his/her Retirement Account. If the Participant's employment is terminated by reason or his/her death or his/her death occurs while he/she is in pay status, the Retirement Benefit (or the balance thereof, as applicable) shall be paid to his/her Beneficiary.

      B.    Form of Payment:

            (1) Except as provided in Schedule "A", the Retirement Benefit described in Paragraph A shall be paid in nearly equal monthly installments over a period of five (5) years commencing as of the first day of the first month following the Participant's Termination of Employment. However, upon the request of a
                  Participant and the consent of the Employer, which may be withheld in its sole discretion, the Retirement Benefit shall be paid in a single sum commencing as of the first day of the first month following the Participant's Termination of Employment.

            (2) Notwithstanding any provision to the contrary, if the Participant's Retirement Account has a value that is less than $20,000 at the time that the Retirement Benefit is to commence, the Participant's Retirement Benefit may, at the discretion of the Administrator, be paid in the form of a single sum as soon as administratively feasible following the Participant's Termination of Employment.

5.2   Fixed Period Account.

      A. A benefit equal to the single sum value of the vested portion of a Participant's Fixed Period Account shall be paid to him/her in the form of monthly installments payable over a fixed period of five (5) years, as soon as administratively practicable after January 1st of the payment year specified by the Participant. Payment year(s) shall be specified by the Participant prior to his/her initial allocation to his/her Fixed Period Account or a sub-account, as appropriate. A payment year must be at least five (5) years after the year with respect to which the initial Deferral Contribution is allocated to a Participant's Fixed Period Account (or sub-account).


      B. A Participant may establish sub-accounts under his/her Fixed Period Account with separate payment years for each. A Participant may have a maximum of two sub-accounts at any time.

      C. If a Participant's employment terminates for any reason and the Participant has a balance in his/her Fixed Period Account, the vested portion of the balance shall be transferred to his/her Retirement Account and distributed in accordance with Section 5.1.

5.3 Distribution on Account of Unforeseeable Emergency. In the event of an unforeseeable emergency, the Administrator may, if it determines that there is an unforeseeable emergency with respect to any Participant, permit a withdrawal from the Participant's Accounts in the following order, Retirement Account, Fixed Period Account, to the extent needed to satisfy the unforeseeable emergency. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. As used herein, "unforeseeable emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A Participant who receives a distribution under this section shall not be entitled to make any further deferrals for the remainder of the Plan Year.

5.4 Immediate Distribution. From time to time, the Administrator may, in its sole discretion, determine that the inclusion of an Employee in the Plan jeopardizes the ability of the Plan to continue to satisfy the requirements under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In such an instance, the Administrator may direct the immediate distribution to such Participant of any vested amount in his Accounts.

5.5 Distribution of Accounts. Any distribution made to or on behalf of a Participant from his Account in an amount which is less than the entire balance of such Account shall be made pro rata from each of the Investment Funds to which such Account is then allocated, unless another manner of distribution is approved by the Administrator in it sole discretion.

5.6 Tax Withholding. The Employer may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any taxes which an Employer is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

                                    Article 6

                                 ADMINISTRATION

6.1 Appointment of Administrator. STV GROUP, INCORPORATED may appoint an individual or a committee to serve as Administrator. The Administrator (or any individual or member of a committee) may be removed by STV GROUP, INCORPORATED at any time; and any individual may resign at any time by submitting his/her resignation in writing to STV GROUP INCORPORATED. A new Administrator (or committee member) shall be appointed as soon as practicable in the event of a removal or resignation. Any person so appointed shall signify his/her acceptance by filing a written acceptance with STV GROUP INCORPORATED. If no individual or committee is appointed under this Section 6.1, STV GROUP, INCORPORATED shall serve as Administrator.

6.2 Administrator's Responsibilities. The Administrator is responsible for the day to day administration of the Plan. The Administrator may appoint other persons or entities to perform certain of its functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of STV GROUP, INCORPORATED. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him/her carry out his/her duties. The Administrator shall have the right to remove any such appointee from his/her position. Any person, group of persons or entity may serve in more than one capacity.

6.3 Records and Accounts. The Administrator shall keep all individual and group records relating to Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder.

6.4 Administrator's Specific Powers and Duties. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties:

      A. to adopt such rules and regulations consistent with the provisions of the Plan;

      B. to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

      C. to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

      D. to construe and interpret the Plan and to resolve all questions arising under the Plan;

      E. to direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

      F. to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law; and

      G.    to engage assistants and professional advisors.

6.5 Delegation. The Administrator may, by written majority decision, delegate to each or any one of its number, or to its secretary, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he/she alone may sign any document required by third parties.

6.6 Construction of the Plan. The Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Administrator shall have the sole and absolute discretion to interpret the Plan and shall resolve all questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

6.7 Employer's Responsibility to Administrator. Each Employer shall furnish the Administrator such data and information as it may require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, Years of Service, personal data, and compensation reductions. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents, as the Administrator requests.

6.8 Engagement of Assistants and Advisers; Plan Expenses. The Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

      A.    investment managers and/or advisers;

      B.    accountants;

      C.    actuaries;

      D.    attorneys;

      E.    consultants;

      F.    clerical and office personnel; and

      G.    medical practitioners.

6.9 Liability. Neither the Administrator nor the Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to its own fraud or wilful misconduct; nor shall the Employer be liable to any person for such action unless attributable to fraud or wilful misconduct on the part of a director, officer or employee of the Employer.

6.10 Payment of Expenses. If directed by STV GROUP, INCORPORATED, expenses of the Administrator incurred in the operation or administration of this Plan shall be charged against the Participant's Accounts to which the expense relates. If an expense is applicable to more than one Participant's Accounts, the expense shall be allocated among such Participants' Accounts in a non-discriminatory manner as determined by STV GROUP, INCORPORATED.

6.11 Indemnity of Administrator. The Employer shall indemnify the Administrator (including any individual who is a member of a committee serving as the Administrator) or any individual who is a delegate of the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or wilful misconduct.

                                    Article 7

                                CLAIMS PROCEDURE

7.1 Claim. If a Participant or Beneficiary is denied all or a portion of an expected Plan benefit for any reason, he/she must file a written notification of his/her claim with the Administrator. The Administrator shall notify the Participant or Beneficiary within sixty (60) days of allowance or denial of the claim. If the Administrator fails to notify the claimant of his/her decision to grant or deny the claim within sixty (60) days, such claim shall be deemed to have been denied; and the review procedure described in Section 7.2 shall become available to the claimant.

      The notice provided by the Administrator under this Section shall be in writing, sent by mail to the Participant's last known address and, if a denial, must contain the following information:

      A.    the specific reasons for the denial;

      B. the specific reference to the pertinent Plan provision on which the denial is based;

      C. if applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and

      D.    an  explanation  of  the  claims  review   procedure  and  the  time
            limitations of the review procedure applicable thereto.

7.2 Review Procedure. A Participant or Beneficiary is entitled to request a review of any denial of his/her claim by the Named Appeals Fiduciary. The request for review must be submitted in writing within sixty (60) days of mailing of the notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Participant or Beneficiary or his/her representative shall be entitled to review all pertinent documents and to submit issues and comments in writing. The Named Appeals Fiduciary shall provide a full and fair review of the claim and render the final decision.

7.3 Final Decision. Within sixty (60) days of mailing of a request for review, the Named Appeals Fiduciary shall allow or deny the claim, unless special circumstances require an extension (such as for a hearing); provided, however, that in no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be communicated in writing to the Participant or Beneficiary. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent Plan provisions.

7.4 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board, or, if no such person or persons be named, then the person or persons named by the Administrator as the Named Appeals Fiduciary. The Named Appeals Fiduciary may at any time be removed by the Board, and any Named Appeals Fiduciary named by the Administrator may be removed by the Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                    Article 8

                            AMENDMENT AND TERMINATION

8.1 Plan Amendment. The Plan may be amended in whole or in part by the Board at any time; provided, that (i) no amendment shall deprive a Participant or Beneficiary of any benefit to which he/she is entitled under this Plan with respect to Deferral Contributions made prior to such amendment; (ii) no amendment shall decrease a Participant's vested interest in his/her Account; and (iii) no amendment shall eliminate any form of benefit that is available to a Participant pursuant to Section 5.1 at the time the Participant elected his/her benefit payment form. Each amendment shall be approved by the Board by resolution.

8.2 No Premature Distribution. Subject to Section 8.3, no amendment hereto shall permit amounts accumulated prior to the amendment to be paid to a Participant or Beneficiary prior to the time he/she would otherwise be entitled thereto.

8.3 Termination of the Plan. STV GROUP, INCORPORATED reserves the right to terminate the Plan and/or the Deferral Agreement pertaining to any Participant at any time prior to the commencement of benefits. Such termination shall be approved by the Board by resolution; or, in the case of a termination by an entity which is included in the term Employer, by the board of directors of the terminating entity. In the event of any such termination, the Employer shall pay a benefit to the Participant or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the value of the Participant's Accounts without any other adjustment. Termination, in whole or in part, of the Plan by an entity which is included in the term Employer shall have no effect on the continued operation of the Plan with respect to other entities constituting Employer.

                                    Article 9

                  ADOPTION AND WITHDRAWAL BY OTHER ORGANIZATION

9.1 Affiliates. Subject to the consent and approval of STV GROUP, INCORPORATED, an Affiliate now in existence or hereafter formed or acquired, which is not already a participating Employer under this Plan, and which is otherwise legally eligible may, with the consent and approval of STV GROUP, INCORPORATED, adopt the Plan, and thereby from and after the specified effective date become a participating Employer under this Plan. Such adoption shall be effectuated and evidenced by a formal resolution for the board of directors of such Affiliate. The adopting resolution may contain such specific changes and variations in the Plan as may be acceptable to STV GROUP, INCORPORATED. The adopting resolution for an Affiliate shall become, as to such Affiliate and its Employees, a part of this Plan as then in effect. It shall not be necessary for such adopting Affiliate to execute the Plan as then in effect. The effective date of the Plan for any such adopting Affiliate shall be that stated in the adopting resolution and from and after such effective date such adopting Affiliate shall assume all the rights, obligations and liabilities of an Employer under the Plan.

9.2 Withdrawal. Any participating Employer, by action for its board of directors and notice to STV GROUP, INCORPORATED, may withdraw from the Plan at any time without affecting other Employers not withdrawing by complying with the provisions of the Plan. A withdrawing Employer may arrange for the continuation by itself or its successor of this Plan in separate forms for its own Employees, with such amendments if any, as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan.

                                   Article 10

                                  MISCELLANEOUS

10.1 Supplemental Benefits. The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Employer and, except as otherwise expressly provided herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Employer and any Participant or any provisions contained herein.

10.2 Designation of Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the
      Administrator and shall not be effective until received by the Administrator, or its designee. If a Participant has failed to designate a Beneficiary for any Account, or if the Beneficiary designated by the Participant is dead or cannot be located, then the Participant's Account for which there is no Beneficiary shall be distributed in the following order of priority: (a) first to the Participant's surviving spouse, if any, (b) second among the Participant's then living children, in equal shares, if any, and (c) third to the personal representative of the Participant's estate.

10.3 Limitation of Participant's Rights. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of an Employer, nor shall it interfere with the rights of an Employer to terminate the employment of any Participant and/or take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan.

10.4 Obligations to Employer. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the
      Participant has outstanding any debt, obligation, or other liability representing an amount owing to an Employer, then such Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Administrator.


10.5 Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. Any such attempted assignment shall be considered null and void. The interest of any Participant or any beneficiary receiving payments hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary. An Employer's obligations under this Plan are not assignable or transferable except to (a) a business entity which acquires all or substantially all of an Employer's assets of (b) any business entity into which an Employer may be merged or consolidated.

10.6 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan of deferred compensation for Participants for tax and for purposes of Title 1 of ERISA. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. Each Employer shall not be liable for any benefit payments to any other Employer's Eligible Employees who are Participant is this Plan. Benefits payable hereunder shall be payable out of the general assets of the applicable Employer, and no segregation of any assets whatsoever for such benefits shall be made. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of his/her Employer.

10.7 Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

10.8 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identify of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

10.9 Notice. Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Administrator or to such representatives as the Administrator may designate from time to time. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

10.10 Governing Law. The Plan shall be governed and construed under the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law which shall otherwise control.

10.11 Binding Terms. The provisions of the Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

10.12 Headings. All headings preceding the text of the several Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.



      IN WITNESS WHEREOF, and as evidence of its adoption of this Plan, STV GROUP, INCORPORATED has caused the same to be executed this 31st day of May , 2000.


                                            STV GROUP, INCORPORATED

ATTEST:


By: /s/ Peter W. Knipe                      By: /s/ Dominick M. Servedio
   ---------------------------------            --------------------------------
        Secretary                                   President

STV GROUP, INCORPORATED                                  Benefit Allocation Form
NON-QUALIFIED MANAGEMENT SAVINGS PLAN                             2000 Plan Year



--------------------------------------------------------------------------------
Participant's First Name             Middle Initial                    Last Name

                                                         Compensation      Bonus
                                                         Deferral       Deferral
Benefit Accounts                                         (Enter %)     (Enter %)
--------------------------------------------------------------------------------

Retirement Account                                       -------         -------




--------------------------------------------------------------------------------
Fixed Period Account

Account 1          Payout Year:   --------------------   ----------   ----------

Account 2          Payout Year:   --------------------   ----------   ----------
--------------------------------------------------------------------------------

Totals (the sum of your allocations must equal 100%)          100%         100%
                                                        ===========      =======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Participant's Signature:                               Date:
                        -------------------------           --------------------

STV GROUP, INCORPORATED                                       Deferral Agreement
NON-QUALIFIED MANAGEMENT SAVINGS PLAN                             2000 Plan Year


--------------------------------------------------------------------------------
Participant's First Name             Middle Initial                    Last Name

Deferral Authorization

Pursuant to the STV Group, Incorporated Non-Qualified Management Savings Plan, I hereby elect the following and authorize STV Group, Incorporated to reduce my compensation and cash bonus, if applicable, consistent with this election for the ______________________, 2000 to December 31, 2000 plan year.

     |_|      I elect to defer____% (1%-50%) from my compensation.

     |_| I elect to defer____% (1%-100%) from my 2000 annual cash bonus, if any (to be paid in 2001).
              Other instructions:_______________________________________________

     |_|      I choose not to participate during this Plan Year.

Additional Plan Information

Your deferral election is irrevocable--binding both you and the company. This deferral is independent of any previous election to defer pursuant to any other plan or arrangement you may have with the company. Amounts deferred will remain assets of the company subject to the claims of its creditors until paid pursuant to the terms of the Plan.

In addition, the Plan does not give rise to most of the protective provisions accorded to employees, in general, under the Employee Retirement Income Security Act of 1974 (ERISA), as amended. Benefits are payable as they become due irrespective of any investment the company may make to meet the plan obligations. The company is not obligated to purchase or maintain any assets, and any reference to assets is solely for the purpose of computing benefits. No participant, beneficiary, or heir has any right to commute, sell, transfer, assign or otherwise convey the right to receive any payment under the terms of the plan. Any such attempted assignment shall be considered null and void.

Note: To the extent any provision in this agreement contradicts the plan document, the latter shall prevail.


---------------------------------------              ---------------------------
Participant's Signature                              Date


---------------------------------------              ---------------------------
STV Group, Incorporated                              Date

STV GROUP, INCORPORATED                               Investment Allocation Form
NON-QUALIFIED MANAGEMENT SAVINGS PLAN                             2000 Plan Year



--------------------------------------------------------------------------------
First Name                     Middle Initial                          Last Name

Investment Measurement Options
(Enter in Whole Percentages not less than 1%)


------------------------------------------------------------------------
              Retirement Account              Fixed Period Accounts


------------------------------------------------------------------------

                                             Payout         Payout
Mutual Funds                                 Yr.____        Yr.____

---------------------------   ----------%    --------%      -------%


---------------------------   ----------%    --------%      -------%


---------------------------   ----------%    --------%      -------%


---------------------------   ----------%    --------%      -------%

Total                                100%         100%          100%
                              ===========    =========      ========

------------------------------------------------------------------------



Participant's Signature:__________________________   Date:______________________

          STV GROUP, INCORPORATED NON-QUALIFIED MANAGEMENT SAVINGS PLAN
                                  SCHEDULE "A"

                       Beginning Retirement
                       Account Balance           Distribution       Last Payment
Participant Name       June 1, 2000              Period             Due
----------------       ------------              ---------          ---


Marvin Hillman             $226,779.11           8 yrs., 11 mo.    April 2009

Stephen Kraffmiller         $75,479.64           2 yrs., 9 mos.    February 2003

Thomas Hagerty              $42,307.60           N/A               N/A

Whitney Sanders II         $111,132.59           N/A               N/A

Dominick Servedio           $61,918.79           N/A               N/A


          STV GROUP, INCORPORATED NON-QUALIFIED MANAGEMENT SAVINGS PLAN
                                  SCHEDULE "B"



1.       No Authorization for Suggesting Investment Fund(s).

         All Beginning Retirement Account Balances effective as of June 1, 2000, will be credited with earnings equal to the prime rate in effect as of June 1, 2000 (as determined by STV Group, Incorporated) plus 1%. A new prime rate will be determined each November 1st thereafter for purposes of crediting earnings for the one year-period commencing on that date and ending on the subsequent October 31st .

2.       Authorization for Suggesting Investment Fund(s).

         Each Participant who elects to make a deferral contribution on or after June 1, 2000 shall be permitted to suggest any type of investment for such deferral contributions only.


3.       Default Investment Fund(s).

         The default Investment Fund as referred in Section 4.4 shall be any money market fund designated by STV Group, Incorporated from time to time.